UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 28, 2005

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 28, 2005, Horizon Financial Corp. issued its earnings release for the year ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated April 28, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: May 9, 2005                   By: /s/ V. Lawrence Evans
                                        ------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

News Release

CONTACTS:
     V. Lawrence Evans, Chairman & CEO
     Dennis Joines, President & COO
     Rich Jacobson, Executive VP & CFO
     360.733.3050

      HORIZON FINANCIAL GROWS EARNINGS PER SHARE 5% IN FISCAL 2005

BELLINGHAM, WA - April 28, 2005 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that strong commercial loan production contributed to a 5% increase in earnings per diluted share to $1.26 in the twelve months ended March 31, 2005, compared to $1.20 in fiscal 2004, and net income grew to $13.1 million, compared to $12.9 million last year. In the fourth quarter of fiscal 2005, earnings per diluted share improved to $0.32, from $0.31 in the previous period, with net income at $3.3 million.

Management will host a conference call today, April 28, at 1:30 pm PDT (4:30 pm EDT) to discuss the results. The live call can be accessed by dialing
(303) 262-2211. The replay, which will be available shortly after the call concludes for three weeks, can be heard at (303) 590-3000, using access code 11026706#.

"We invested in our infrastructure and our future in 2005 by upgrading our core data processing software," stated V. Lawrence Evans, Chairman and CEO. "In addition to the hard costs associated with the software conversion, there were significant opportunity costs as well. Although the upgrade impacted the bottom line in 2005, we are now able to better cross-sell and serve our commercial and retail customers. "

"Continued strength in our core commercial business contributed to increased net interest income in the year," added Dennis Joines, President and COO. "However, the slowdown in residential refinance activity continued, impacting our gain on sale of loans."

Net interest income grew 8% to $36.0 million compared to $33.5 million in fiscal 2004, reflecting Horizon's growing balance sheet and the rising interest rate environment. Non-interest income declined 17% to $6.5 million in the year, compared to $7.9 million in fiscal 2004. Service fees on deposits grew to $3.2 million, from $2.9 million the previous year, but gain on sale of assets, both mortgages and investment securities, were cut in half from fiscal 2004 to $1.5 million. Non-interest expense increased 11% to $22.4 million, from $20.2 million in fiscal 2004. In addition to the expenses associated with the data processing software conversion, Horizon opened its sixth Snohomish County retail office in Marysville and experienced increased costs related to Sarbanes-Oxley compliance.

The efficiency ratio was 52.7% in fiscal 2005, compared to 48.9% the previous year. Return on average equity (ROE) improved to 12.1%, from 11.9% a year ago, and return on average assets (ROA) decreased to 1.43%, from 1.55% in 2004. In the fourth quarter, the efficiency ratio was 52.8%, compared to 46.7% in the same quarter last year. ROE was 12.1% and ROA was 1.35% in the fourth quarter of 2005, compared to 12.2% and 1.57%, respectively, a year ago.

The factors that impacted 2005 results were true in the fourth quarter of 2005 as well. For the quarter ended March 31, 2005, net interest income increased 9% to $9.4 million, compared to $8.6 million in the fourth quarter of last year. Non-interest income was down 29% to $1.4 million in the quarter, versus $2.0 million a year ago, reflecting a 69% decline in gain on sale of assets. Non-interest expense grew 15% to $5.7 million, from $4.9 million in the fourth quarter of 2004.

Asset quality remains solid, with non-performing loans (NPLs) and non-performing assets (NPAs) both at $1.5 million at March 31, 2005. NPLs represent 0.18% of net loans, while NPAs are only 0.15% of total assets. A year ago, NPLs were $339,000 and NPAs were $402,000, representing 0.05% of both net loans and assets. The provision for loan losses was $1.7 million in fiscal 2005, bringing the reserve for loan losses to $11.8 million, or 1.46% of net loans.

"Our credit quality remains among the best in our peer group despite an increase in NPAs from a year ago," Evans said. "One custom construction loan for just under $1 million remains delinquent (which accounts for the majority of the non-performing assets), but we do not expect any significant losses as we are well secured with real estate."

"The demand for commercial and commercial real estate loans remained strong throughout the year, and we capitalized on those opportunities," Joines said. "I expect more managed growth in fiscal 2006, utilizing our new software to cross-sell existing customers and maximize profitability in each relationship. I anticipate continued opportunities in commercial and industrial lending, as well as growth in residential lending, where we have rolled out over 50 new products in the past few months that will help us meet the needs of all mortgage borrowers."

                                 (more)

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HRZB - 2005 Profits up 5%
April 28, 2005
Page Two

Total loan originations were $673 million in fiscal 2005, down 5% from $709 million last year, with higher-yielding commercial loans accounting for 74% of total production in the most recent year, compared to 61% in 2004. Single-family mortgage loans dropped to 21% of new loans, from 33% in fiscal 2004, and consumer loans decreased to 5% of production in fiscal 2005, compared to 6% the previous year.

Commercial and commercial real estate loan originations grew 14% to $495 million in fiscal 2005, compared to $435 million the previous year. Single-family mortgage loan production declined to $141 million in the year, versus $234 million in fiscal 2004, reflecting the decline in mortgage refinance activity. Consumer loan originations decreased by 8% to $36.6 million, from $40.0 million last year.

At the end of March 2005, commercial and commercial real estate loans were 79% of net loans, compared to 69% a year earlier. Residential loans dropped to 16% of loans, from 26% a year ago, while consumer loans stayed flat at 5% of net loans. Total loans increased 22% to $817 million at the end of March 2005, compared to $668 million a year ago, and total assets grew 16% to $998 million, from $859 million at the end of fiscal 2004. Total deposits climbed 11% to $747 million, compared to $670 million at the end March last year.

Non-interest bearing demand deposits, low-cost savings deposits, and money market deposits, increased by $27 million over the last year to $322 million at March 31, 2005. Time deposits grew by $50 million to $424 million at year-end 2005.

"Growing our core deposit base and lowering our cost of funds has been, and remains, a priority," Evans said. "Although we continue to see aggressive competition on deposit pricing, customer deposits will likely be a more significant source of funds for us in fiscal 2006. As part of our focus on more profitable growth, we have rolled out some new products aimed at commercial customers that should help improve our low-cost deposit base. In 2005, we utilized wholesale borrowings to support our growth, contributing to slight margin compression." For the year ended March 31, 2005, net interest margin was 4.34%, down from 4.42% in the previous year. Net interest margin was also 4.34% in the fourth quarter, compared to 4.37% in the previous quarter and 4.49% in the fourth quarter of fiscal 2004.

"Our Marysville branch opened in November 2004, and Lakewood, our first branch in Pierce County, opened in April 2005," Joines said. "In addition, we have applied for a commercial bank charter for Horizon Bank, and expect the conversion to be completed in the next few months. While the change will be seamless to our customers, a commercial bank charter is a more accurate representation of our business model."

In the quarter ended March 31, 2005, Horizon repurchased 106,778 shares at an average price of $20.44. In fiscal 2005, a total of 450,880 shares were repurchased, at an average of $19.23 per share. At quarter-end, book value was $10.66 per share, compared to $10.50 a year earlier, and tangible book value was $10.58, up from $10.42 a year ago.

Horizon Financial Corp. is a $998 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 18 full-service offices, three commercial loan centers and three real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully target new commercial business and expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                 (more)

HRZB - 2005 Profits up 5%
April 28, 2005
Page Three


CONSOLIDATED STATEMENTS OF    Quarter Ended                Year Ended
 INCOME                          March 31,                  March 31,
                              2005      2004   Change    2005     2004  Change
------------------------------------------------------------------------------

Interest income:
 Interest on loans        $ 12,960   $11,097           $48,131  $43,842
 Interest and divi-
  dends on investment
  and mortgage backed
  securities                   859     1,199             4,051    5,137
                          --------   -------           -------  -------
  Total interest income     13,819    12,296    12%     52,182   48,979   7%

Interest expense:
 Interest on deposits        3,516     3,080            13,219   13,224
 Interest on borrowings        930       598             2,925    2,285
                          --------   -------           -------  -------
  Total interest expense     4,446     3,678    21%     16,144   15,509   4%
                          --------   -------           -------  -------
  Net interest income        9,373     8,618     9%     36,038   33,470   8%

 Provision for loan
  losses                       725       670     8%      1,700    1,915 -11%
                          --------   -------           -------  -------
  Net interest income
   after provision for
   loan losses               8,648     7,948     9%     34,338   31,555   9%

Non-interest income:
 Service fees                  747       712             3,168    2,860
 Net gain/(loss) on sales
  of loans - servicing
  released                     222       179               983    2,199
 Net gain/(loss) on sales
  of loans - servicing
  retained                      (3)      100                66      195
 Net gain/(loss) on sales
  of investment securities       5       454               476      689
 Other                         422       506             1,824    1,938
                          --------   -------           -------  -------
   Total non-interest
    income                   1,393     1,951   -29%      6,517    7,881 -17%

 Non-interest expense:
  Compensation and
   employee benefits         3,164     2,808            12,635   11,521
  Building occupancy           845       674             2,967    2,641
  Other expenses             1,397     1,152             5,232    4,734
  Data processing               99       163               901      558
  Advertising                  176       137               688      784
                          --------   -------           -------  -------
   Total non-interest
     expense                 5,681     4,934    15%     22,423   20,238  11%

 Income before provision
  for income taxes           4,360     4,965   -12%     18,432   19,198  -4%
 Provision for income
  taxes                      1,103     1,663   -34%      5,369    6,332 -15%
                          --------   -------           -------  -------
 Net Income                $ 3,257   $ 3,302    -1%    $13,063  $12,866   2%
                          ========   =======           =======  =======
 Earnings per share:
  Basic earnings per
   share                    $ 0.32    $ 0.32             $1.28    $1.23
  Diluted EPS               $ 0.32    $ 0.31             $1.26    $1.20

 Weighted average shares
   outstanding:
  Basic                 10,093,241 10,419,463       10,212,190  10,480,785
  Common stock equival-
    ents                   133,554    187,577          149,843     205,260
                        ---------- ----------       ----------  ----------
  Diluted               10,226,795 10,607,040       10,362,033  10,686,045
                        ========== ==========       ==========  ==========

                                   (more)

HRZB - 2005 Profits up 5%
April 28, 2005
Page Four

CONSOLIDATED STATEMENTS
 OF FINANCIAL CONDITION           March 31,   March 31,  March 31,  One Year
                                     2005       2004       2003      Change
------------------------------------------------------------------------------
Assets:
 Cash and due from banks            $23,250    $18,432    $15,084      26%
 Interest-bearing deposits            3,907     20,767     59,929     -81%
 Investment securities - AFS         71,825     85,184     74,561     -16%
 Investment securities - HTM            370        369        369       0%
 Mortgage-backed securities - AFS    18,510     27,760     37,921     -33%
 Mortgage-backed securities - HTM       885      1,544      2,793     -43%
 Federal Home Loan Bank stock         7,218      7,015      6,639       3%
 Gross loans receivable             816,748    668,348    590,775      22%
 Reserve for loan losses            (11,767)   (10,122)    (8,506)     16%
                                  ---------  ---------   --------
 Net loans receivable               804,981    658,226    582,269      22%
 Loans held for sale                  4,069      1,334      2,838     205%
 Investment in real estate
  in a joint venture                 17,204          0          0     n/a
 Accrued interest and diviends
  receivable                          4,499      4,032      4,621      12%
 Property and equipment, net         22,782     17,194     15,934      32%
 Net deferred income tax assets       2,299        831          0     177%
 Federal income tax receivable          330          0          0     n/a
 Real estate owned                        0         63      1,072     n/a
 Other assets                        15,441     16,125     15,842      -4%
                                  ---------  ---------   --------
  Total assets                    $ 997,570  $ 858,876   $819,872      16%
                                  =========  =========   ========
Liabilities:
 Deposits                         $ 746,849  $ 670,259   $646,722      11%
 Other borrowed funds               119,066     67,469     53,763      76%
 Borrowing related to invest-
  ment in real estate in a
  joint venture                      16,721          0          0     n/a
 Accounts payable and other
  liabilities                         5,570      8,302      8,048     -33%
 Advances by borrowers for taxes
  and insurance                         519        417        987      24%
 Deferred compensation                1,821      1,747      1,671       4%
 Net deferred income tax
  liabilities                             0          0      1,531     n/a
 Federal income tax payable               0      1,375        906     n/a
                                  ---------  ---------   --------
  Total liabilities               $ 890,546  $ 749,569   $713,628      19%

Stockholders' equity:
  Serial preferred stock,
   $1.00 par value; 10,000,000
   shares authorized, none issued
   or outstanding
  Common stock, $1.00 par value;
   30,000,000 shares authorized;
   10,037,903, 10,405,331, and
   10,550,113 shares issued and
   outstanding                      10,038     10,405      10,550      -4%
  Paid-in capital                   54,737     56,894      57,353      -4%
  Retained earnings                 38,939     36,926      32,528       5%

  Accumulated other compre-
   hensive income                    3,382       5,226       6,029      -35%
  Debt related to ESOP                 (72)       (144)       (216)     -50%
                                 ---------   ---------    --------
   Total stockholders'
    equity                         107,024     109,307     106,244       -2%
                                 ---------   ---------    --------
   Total liabilities and
    stockholders' equity         $ 997,570   $ 858,876    $819,872       16%
                                 =========   =========    ========

Intangible assets:
 Goodwill                        $     545   $     545    $    545        0%
 Mortgage servicing asset              284         313         616       -9%
                                 ---------   ---------    --------
 Total intangible assets         $     829   $     858    $  1,161       -3%
                                 =========   =========    ========

                                   (more)

HRZB - 2005 Profits up 5%
April 28, 2005
Page Five
                       March 31,            March 31,        March 31,
LOANS                    2005                 2004              2003
----------------------------------------------------------------------
1-4 Mortgage
 1-4 Family           $ 174,458            $ 179,324         $ 309,283
 1-4 Family
  construction           16,464               69,743            22,394
 Participations sold    (65,125)             (74,279)         (137,173)
                      ---------             --------          --------
Subtotal                125,797              174,788           194,504

Commercial construc-
 tion/land development  161,006               73,575            74,576
Residential commer-
 cial RE                 73,397               53,344            55,869
Non-residential com-
 mercial RE             323,464              255,273           182,158
Commercial loans         91,210               78,721            54,052
Home equity secured      35,913               26,985            22,716
Other consumer loans      5,961                5,662             6,900
                      ---------             --------          --------
Subtotal                690,951              493,560           396,271
                      ---------             --------          --------
Subtotal                816,748              668,348           590,775
Less:
 Reserve for loan
   losses               (11,767)             (10,122)           (8,506)
                      ---------             --------          --------
Net loans receivable   $804,981             $658,226          $582,269
                      =========             ========          ========

Net residential loans   124,745     16%      173,215    26%    192,725   33%
Net commercial loans     89,542     11%       77,154    12%     52,970    9%
Net commercial RE
 loans                  549,506     68%      375,842    57%    307,559   53%
Net consumer loans       41,188      5%       32,015     5%     29,015    5%
                     ------------------------------------------------------
                      $ 804,981    100%     $658,226   100%   $582,269  100%
                     ======================================================

                           March 31,          March 31,           March 31,
DEPOSITS                     2005               2004                2003
------------------------------------------------------------------------------
Demand Deposits
 Savings                   $40,863   5%       $40,527   6%        $38,455   6%
 Checking                   83,268  11%        78,697  12%         66,169  10%
 Checking-non interest
  bearing                   63,503   9%        44,774   7%         28,052   4%
 Money Market              134,761  18%       131,310  19%        125,805  20%
                         ----------------------------------------------------
Subtotal                   322,395  43%       295,308  44%        258,481  40%

CD's
 Under $100,000            240,178  32%       245,608  37%        258,623  40%
 $100,000 and above        184,276  25%       129,343  19%        129,618  20%
                         ----------------------------------------------------
Total CD's                 424,454  57%       374,951  56%        388,241  60%

                         ----------------------------------------------------
Total                     $746,849 100%      $670,259 100%       $646,722 100%
                         ====================================================

                                       (more)
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HRZB - 2005 Profits up 5%
April 28, 2005
Page Six
                                 Quarter Ended            Year Ended
CONSOLIDATED FINANCIAL              March 31,              March 31,
 RATIOS                        2005         2004        2005       2004
------------------------------------------------------------------------------
Return on average assets      1.35%        1.57%       1.43%      1.55%
Return on average equity     12.11%       12.16%      12.11%     11.94%
Efficiency ratio             52.76%       46.69%      52.69%     48.94%
Net interest spread           4.20%        4.33%       4.21%      4.24%
Net interest margin           4.34%        4.49%       4.34%      4.42%
Equity-to-assets ratio       10.73%       12.73%
Equity-to-deposits ratio     14.33%       16.31%
Book value per share        $10.66       $10.50
Tangible book value
 per share                  $10.58       $10.42

                                 Year Ended
RESERVE FOR LOAN LOSSES           March 31,
                              2005         2004
------------------------------------------------
Balance at beginning
 of period                 $10,122      $ 8,506
Provision for loan
 losses                    $ 1,700      $ 1,915
Net charge offs            $   (55)     $  (299)
                           -------      -------
Balance at end of
 period                    $11,767      $10,122

                                 Year Ended
NON-PERFORMING ASSETS             March 31,
                              2005         2004
------------------------------------------------
Accruing loans - 90
 days past due                   0         339
Non-accrual loans            1,481           0
Restructured loans               0           0
                            ------      ------
Total non-performing
 loans                       1,481         339
Total non-performing
 loans/net loans              0.18%       0.05%
REO                         $    -      $   63
                            ------      ------
Total non-performing
 assets                     $1,481      $  402
Total non-performing
 assets/total assets          0.15%       0.05%

                             Quarter Ended                Year Ended
AVERAGE BALANCES               March 31,                   March 31,
                           2005          2004         2005       2004
--------------------------------------------------------------------------
Loans                    $ 765,050   $ 637,816       $ 718,918  $ 613,474
Investments                 99,763     129,679         111,803    144,612
                         ---------   ---------       ---------  ---------
 Total interest-
  earning assets           864,813     767,495         830,721    758,086
Deposits                   705,225     647,021         689,425    641,691
Borrowings                 118,689      61,717          89,820     56,318
                         ---------   ---------       ---------  ---------
 Total interest-
  bearing liabilities      823,914     708,738         779,245    698,009

Average assets            $965,105   $ 839,429        $911,019   $827,753
Average stockholders'
 equity                   $107,622    $108,657        $107,862   $107,801

                                Quarter Ended            Year Ended
WEIGHTED AVERAGE                March 31,                 March 31,
INTEREST RATES:              2005        2004          2005        2004
------------------------------------------------------------------------
Yield on loans                6.78%      6.96%            6.69%      7.15%
Yield on investments          3.49%      3.71%            3.62%      3.55%
                            ------     ------           ------     ------
 Yield on interest-
  earning assets              6.39%      6.41%            6.28%      6.46%
Cost of deposits              2.02%      1.91%            1.92%      2.06%
Cost of borrowings            3.14%      3.89%            3.26%      4.06%
                            ------     ------           ------     ------
 Cost of interest-
  bearing liabilities         2.19%      2.08%            2.07%      2.22%